     EXHIBIT  16

     SCHEDULE  FOR  COMPUTATION  OF  PERFORMANCE  QUOTATIONS
     AVERAGE  ANNUAL  TOTAL  RETURNS

                                                         n
     ENDING  REDEEMABLE  VALUE  (ERV)  =  P(1+T)

Where:                        P  =  A  hypothetical  initial payment of $1,000
                  T  =  Average  annual  total  return
                  n  =  Number  of  years
                ERV = Ending redeemable value of $1,000 at beginning of period


     INCEPTION  TO  12/31/96
     -----------------------
     Inception                    Return  for
Portfolio                Date              n         Period        T       ERV
---------          ----------          -----      ---------     ----     -----


BEA  Growth  and Income Portfolio     10/20/95     1.200     21.30%     17.41%
$1,212.43
BlackRock  Managed  Bond  Portfolio       01/02/96     0.997     3.76     3.76
1,037.51
Credit  Suisse  International
  Equity  Portfolio        10/20/95     1.200     21.07     17.23     1,210.21
EliteValue  Asset  Allocation
  Portfolio          01/02/96          0.997      26.70     26.70     1,266.16
Global  Advisors  Growth  Equity
  Portfolio          10/20/95          1.200      25.69     20.94     1,256.27
Global  Advisors  Money  Market
  Portfolio          10/10/95          1.227        6.42     5.19     1,064.08
Salomon  Brothers  U.S.  Government
  Securities  Portfolio      02/06/96     0.901     3.40     3.76     1,033.84
Van  Kampen  American  Capital
  Emerging  Growth  Portfolio          01/02/96      0.997     19.06     19.06
1,190.06




     TWELVE  MONTHS  ENDED  12/31/96
     -------------------------------
     Inception                    Return  for
Portfolio                Date              n         Period        T       ERV
---------          ----------          -----      ---------     ----     -----


BEA  Growth  and Income Portfolio     10/20/95     1.000     13.82%     13.82%
$1,138.17
BlackRock Managed Bond Portfolio 01/02/95 N/A N/A N/A N/A Credit Suisse International
  Equity  Portfolio        10/20/95     1.000     16.50     16.50     1,164.97
EliteValue  Asset  Allocation
  Portfolio          01/02/96          N/A          N/A          N/A       N/A
Global  Advisors  Growth  Equity
  Portfolio          10/20/95          1.000      21.36     21.36     1,213.62
Global  Advisors  Money  Market
  Portfolio          10/10/95          1.000        5.19     5.19     1,051.89
Salomon  Brothers  U.S.  Government
  Securities  Portfolio          02/06/96          N/A     N/A     N/A     N/A
Van  Kampen  American  Capital
  Emerging  Growth  Portfolio         01/02/96     N/A     N/A     N/A     N/A



                                  EXHIBIT 16

              SCHEDULE FOR COMPUTATION OF PERFORMANCE QUOTATIONS

                                     YIELD

7  Day  Yield  =                      [a-b]  *  365/7
                        -----
                          c

7  Day  Effective  Yield  =  [(a-b+1)  *  365/7]    -1
                        ------------------
                                c


Where:                a  =  interest  earned  during  the  period
              b = expense accrued for the period (net of reimbursement) c = the average number of shares outstanding during the period that  were  entitled  to  receive  dividends


                    Global  Advisors  Money  Market  Portfolio

                           As  of  December  31,  1996:




a  =          $    1,416.94
b  =          83.95
c  =          1,337,471.73

7  Day  Yield  =          5.196%
7  Day  Effective  Yield  =          5.331%